                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 23, 1997 with respect to the financial statements of Great Lakes Environmental, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-25249) and related Prospectus of Waterlink, Inc. for the registration of shares of its common stock.


                                          Dennis D. Tysl & Company, Ltd.

Palatine, Illinois

May 22, 1997